EXHIBIT 99.1
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 11-K/A
(Mark One)
[X]	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2001
OR
[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from __________ to __________.
Commission File No. 1-768
CATERPILLAR FOREIGN SERVICE EMPLOYEES' STOCK PURCHASE PLAN (Full title of the Plan)
CATERPILLAR INC. (Name of issuer of the securities held pursuant to the Plan)
100 NE Adams Street, Peoria, Illinois 61629 (Address of principal executive offices)

REQUIRED INFORMATION

Item 1.
Financial Statements for this Plan are not enclosed since the requirements to file such financial statements were deemed inapplicable in accordance with the letter from the Securities and Exchange Commission dated January 26, 1973.

Item 2.
(See response to Item 1).

Item 3.
(See response to Item 1).

Item 4.
Not Applicable

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this annual report to be signed on its behalf by the undersigned, hereunto duly authorized.

CATERPILLAR FOREIGN SERVICE EMPLOYEES' STOCK PURCHASE PLAN

CATERPILLAR INC. (Issuer)
January 17, 2003	By:	/s/ F. Lynn McPheeters
		Name:	F. Lynn McPheeters
		Title:	Vice President and Chief Financial Officer